                                                                     EXHIBIT 5.1


                             NACCARATO & ASSOCIATED
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                             Office: (949) 851-9261
                            Facsimile: (949) 851-9262


May __, 2003

Famous Fixins, Inc.
9440 Santa Monica Boulevard, Suite 400
Beverly Hills, CA  90210
(310) 860-9969



Dear Sir or Madam:

         We have acted as counsel for Famous Fixins, Inc., a New York corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of 84,166,667 shares of Common Stock, par value $0 .001 per share, of which 41,666,667 are issuable upon conversion of convertible debentures, 40,000,000 are pursuant to and Equity Line Agreement, 1,000,000 shares are issuable upon the exercise of warrants and 1,500,000 are issuable upon the exchange of restricted shares.

            In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements, certificates and documents (including instruments evidencing or setting forth the terms and provisions of the Convertible Securities) as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

            Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus.

            Very truly yours,

            /s/ Owen Naccarato, Esq.
                Naccarato & Associates